UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April  9, 2010

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(617) 995-9800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On April 9, 2010, Idenix Pharmaceuticals, Inc. (the “Company”) implemented a restructuring of its operations at the Company’s research facility in Montpellier, France to reduce its workforce by approximately 17 positions in connection with the Company’s ongoing cost saving initiatives.  The majority of the workforce reduction will occur in the quarter ending June 30, 2010 and is expected to continue through August 31, 2010.

The Company expects to incur between $2.0 million and $3.0 million in charges, primarily associated with one-time employee severance benefits and the write off of certain assets as a result of the Montpellier restructuring, together with an earlier reduction of the Company’s United States (“U.S.”) workforce in January 2010.  The reduction of the Company’s U.S. workforce was reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on March 9, 2010.  These charges are expected to be recorded in the quarter ended March 31, 2010.  The Company expects the restructurings to result in annualized savings of approximately $3.0 million to $ 4.0 million. Additionally, the Company further expects to realize reductions in general and administrative expenses in 2010 due to reduced personnel related expenses.

This Current Report on Form 10-K contains forward looking statements, including, but not limited to, statements regarding the expected charges, costs and savings related to the restructurings.  These forward looking statements are only predictions based upon current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to implement the workforce reductions in various geographies; possible change in the size of the expected costs and charges; possible changes in the size of the expected cost savings; and general economic conditions.  These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and filed with the Securities and Exchange Commission and other filings that the Company makes with the Securities and Exchange Commission.

All forward looking statements reflect the Company’s expectations only as of the date of this Current Report on Form 8-K and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to this date.  The Company anticipates that subsequent events and developments may cause these views, expectations and beliefs to change.  However, while the Company may elect to update these forward looking statements at some point in the future, it specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: April 9, 2010	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Chief Financial Officer and Treasurer